Laurence Sookochoff, P. Eng

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of my report dated January 10, 2006, titled “Geological Evaluation Report on the Ideal Property”, and my reported dated April 3, 2006 regarding the Phase I results on the Ideal Property, in Amendment No. 1 to the Registration Statement on Form SB-2/A to be filed by Aztek Ventures Inc. with the United States Securities and Exchange Commission.

Dated the 3rd day of July, 2006.

/s/ Laurence Sookochoff
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Laurence Sookochoff
CONSULTING GEOLOGIST